UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2009

BROCADE COMMUNICATIONS SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1745 Technology Drive

San Jose, CA 95110

(Address, including zip code, of principal executive offices)

(408) 333-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

Effective February 10, 2009, Alan Earhart, a retired partner of PricewaterhouseCoopers LLP and former director of Foundry Networks, Inc., was appointed to the Board of Directors (the “Board”) of Brocade Communications Systems, Inc. (the “Company”). In addition, Mr. Earhart was appointed to the Company’s Audit Committee.  L. William Krause resigned from the Audit Committee effective upon Mr. Earhart’s appointment to the committee.

In connection with his appointment to the Board, Mr. Earhart is entitled to cash and equity compensation in accordance with the Company’s director compensation policy and pursuant to the Company’s 1999 Director Plan, as amended and restated, including an automatic and non-discretionary stock option award to purchase 50,000 shares of the Company’s common stock and restricted stock units for 15,000 shares of the Company’s common stock. Each award vests as to one-third of the shares subject to such award on each anniversary following the date of grant, provided the director continues to serve as a director of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 10, 2009 in connection with Mr. Earhart’s appointment to the Board, the Board amended Section 3.2 of the Company’s Bylaws to increase the authorized number of directors of the Company from eight to nine.

A copy of the Company’s Amended and Restated Bylaws is attached hereto as Exhibit 3.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

3.2	Amended and Restated Bylaws of Brocade Communications Systems, Inc., effective as of February 10, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.

Date: February 10, 2009	By:	/s/ Tyler Wall
Tyler Wall
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.2	Amended and Restated Bylaws of Brocade Communications Systems, Inc., effective as of February 10, 2009.

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